                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated December 19, 1994 and to all references to our firm included in or made a part of this Registration Statement.



                                                     /s/ ARTHUR ANDERSEN LLP



Philadelphia, PA
June 17, 1996